UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 27, 2012 (Date of earliest event reported)
Native American Energy Group, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54088 (Commission File Number)	65-0777304 (IRS Employer Identification Number)

108-18 Queens Blvd., Suite 901, Forest Hills, NY (Address of principal executive offices)		11375 (Zip Code)
(718) 408-2323 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 27, 2012, we and other Defendants (as defined below) and the putative investors in NAEG Founders Holding Corporation ("Founders") (the "Plaintiffs") agreed to amend the confidential settlement agreement and mutual release originally entered into by the parties on November 29, 2010 (the "Settlement Agreement"). This amendment to the Settlement Agreement provides for the dismissal of the lawsuit, with prejudice, pursuant to certain conditions being met.

As previously disclosed, on March 19, 2010, the Plaintiffs filed a complaint in the Supreme Court of the State of New York, Nassau County (the "Court"), against us; Joseph D'Arrigo, in his capacity as President and Chief Executive Officer of the Company; Raj Nanvaan, in his capacity as Chief Financial Officer, Chief Operations Officer, Vice President and Treasurer of the Company; and others (together, the "Defendants"). We and Messrs. D'Arrigo and Nanvaan were named in this complaint because Messrs. D'Arrigo and Nanvaan are each officers and directors of both us and Founders. Plaintiffs' complaint alleged, among other things, that we and our affiliates and officers have breached fiduciary duties purportedly owed Plaintiffs and committed common law fraud through misrepresentations in the course of soliciting investments.

Our stock ticker symbol "NAGP" has had a global lock placed on it since May 27, 2010 by the Depository Trust and Clearing Corporation ("DTC"), which means that DTC has suspended any and all trade and settlement services for our stock. Pursuant to the Settlement Agreement, upon the global lock being removed, the Plaintiffs were to receive 1,300,000 shares of our common stock in exchange for their 2,405,000 shares in Founders. Additionally, one plaintiff would have received an additional 37,500 shares of our common stock in exchange for retiring and forgiving a loan he made to us which has an outstanding balance of $46,500. As per the Settlement Agreement, we issued an aggregate of 1,738,750 shares inclusive of an additional 133,750 shares on June 8, 2011, and again an additional 133,750 shares on September 27, 2011 and again an additional 133,750 on December 8, 2011 to extend the deadline until January 30, 2012; all of which shares have been held in escrow pending removal of the global lock by DTC. As of January 27, 2012, the DTC's global lock was still in place on our common stock and we are continuing to communicate with the DTC in an effort to satisfy any concerns they may have for the removal of the global lock.

Nonetheless, in an effort to avoid further litigation, we, on behalf of the Company and the other Defendants, have agreed to issue to the Plaintiffs an aggregate of 606,756 shares of the Company's common stock in addition to the 1,738,750 shares already held in escrow for a total of 2,345,506 shares of our Common Stock (the "Settlement Shares"). We have further agreed that within 30 calendar days of the removal of the global lock by DTC, we will issue each Plaintiff an individual warrant. The term of each individual warrant shall be for two years from the date of the removal of the DTC global lock and shall be for the purchase of a number of shares of the Company's common stock equal to the number of Settlement Shares received by that individual Plaintiff, with an exercise price of $0.70 per share.

In consideration for the above, the Plaintiffs agreed to dismiss all claims alleged in the lawsuit with prejudice and on January 30, 2012 filed with the Court a Notice of Voluntary Dismissal with Prejudice. A copy of the press release issued by the Company announcing the settlement of the litigation is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit
No. Description

99.1 Press Release issued by Native American Energy Group, Inc. on January 31, 2011.

The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Native American Energy Group, Inc. dated January 27, 2012

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2012	NATIVE AMERICAN ENERGY GROUP, INC. By: /s/ Joseph G. D'Arrigo Joseph G. D'Arrigo Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Native American Energy Group, Inc. dated January 27, 2012